UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of earliest event reported): December 31, 2008
MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)
10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)
(704) 708-6600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01 — Entry into a Material Definitive Agreement
On December 31, 2008, MedCath Partners, LLC (the “Company”), a wholly owned subsidiary of MedCath Corporation, entered into a definitive agreement (“Assignment and Assumption Agreement”) with Cape Cod Cardiac Cath Inc. and Cap Cod Hospital to sell the Company’s 51% interest in Cape Cod Cardiology Services, LLC (“CCS”) for approximately $6.9 million effective December 31, 2008. The Assignment and Assumption Agreement provides for the distribution of certain payments owed by CCS to the Company and for a guarantee by Cape Cod Hospital of CCS’s obligations under an equipment lease between the Company, as lessor and CCS, as lessee, which continues after the date of the Assignment and Assumption Agreement. The Assignment and Assumption Agreement and a copy of the press release announcing the closing of this transaction are included as Exhibits 10.1 and 99.1, respectively.
Item 9.01 — Financial Statements and Exhibits
Exhibit 10.1      Assignment and Assumption Agreement by and between MedCath Partners, LLC, a North Carolina limited partnership, Cape Cod Cardiac Cath, Inc., a Massachusetts charitable corporation, Cape Cod Hospital, a Massachusetts charitable corporation and Cape Cod Cardiology Services, LLC, a North Carolina limited liability company.
Exhibit 99.1      Press release dated January 5, 2009
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION

Date: January 5, 2009	By:	/s/ Jeffrey L. Hinton Jeffrey L. Hinton Executive Vice President and Chief Financial Officer